Exhibit 99.1

One Lincoln Street Boston, MA 02111-2900 United States of America

News Release
Contact:	Edward J. Resch	Investors:	Kelley MacDonald	Media:	Hannah Grove
	+1 617/664-1110		+1 617/664-3477		+1 617/664-3377

STATE STREET REPORTS FOURTH-QUARTER EARNINGS PER SHARE OF $.57, INCLUDING A NET AFTER-TAX CHARGE OF $279 MILLION, OR $.71 PER SHARE

2007 REVENUE CLIMBS 32% COMPARED TO 2006

$300 BILLION IN ASSETS FROM WINS IN SERVICING AND $30 BILLION IN ASSETS FROM WINS IN ASSET MANAGEMENT SUSTAIN MOMENTUM IN CORE BUSINESS IN FOURTH QUARTER

Boston, MA ... January 15, 2008

State Street Corporation today announced 2007 fourth-quarter earnings per share of $0.57 on net income of $223 million, compared to earnings per share of $0.91 on net income of $309 million in the fourth quarter of 2006.  Revenue in the fourth quarter is $2.479 billion compared to $1.622 billion in the fourth quarter of 2006.  Return on shareholders’ equity is 7.7% in the fourth quarter of 2007 compared to 16.9% in the fourth quarter of 2006. Average shares outstanding for the fourth quarter of 2007 are 392 million shares.  For the full year 2007, earnings of $3.45 per share on net income of $1.261 billion compares with $3.26 per share on income from continuing operations of $1.096 billion in 2006.  Return on shareholders’ equity in 2007 is 13.4% compared with return on shareholders’ equity from continuing operations of 16.2% in 2006.   Average shares for the full year 2007 are 365 million shares.

Results presented on an “operating basis” for the fourth quarter of 2007 exclude a previously announced after-tax charge of $279 million ($467 million on a pre-tax operating basis) associated with the underperformance of certain active fixed-income strategies at State Street Global Advisors (SSgA) and $57 million, or $38 million of after-tax merger and integration costs related to the July 2, 2007, acquisition of Investors Financial Services Corp. (“Investors Financial”).  Results presented on an “operating basis” for the fourth quarter of 2006 exclude an $18 million adjustment to reduce income tax expense. Revenue for both quarters is presented on a fully taxable-equivalent basis.   Full-year 2007 results presented on an “operating basis” exclude the $279 million after tax charge associated with State Street Global Advisors and $198 million, or $129 million of after-tax merger and integration costs relating to the acquisition of Investors Financial.  Full-year 2006 results presented on an “operating basis” exclude a $65 million adjustment to increase income tax expense.  Revenue for both years is presented on a fully tax-equivalent basis.

Management presents results on an operating basis in order to provide financial information that is comparable from period to period, and to present comparable financial trends with respect to our ongoing business operations.   Management believes such presentation facilitates an investor’s understanding and analysis of our underlying performance and trends in addition to financial information prepared in accordance with GAAP.

The following financial information is presented on an operating basis. Earnings per share in the fourth quarter are $1.38 per share on net income of $540 million, up 60% from $0.86 per share in the fourth quarter of 2006.  Revenue of $2.496 billion in the fourth quarter of 2007 is up 52.8% from $1.634 billion in the fourth quarter a year ago.  Expenses of $1.649 billion in the fourth quarter of 2007 are up 40.0% from $1.178 billion in the year-ago quarter.  For the fourth quarter of 2007, return on shareholders’ equity is 18.7%, compared to 15.9% for the fourth quarter of 2006.

The following financial information is presented on an operating basis. Earnings for the full-year 2007 is $4.57 per share on net income of $1.669 billion, up 32% from $3.46 per share on income from continuing operations of $1.161 billion in 2006.  Revenue in 2007 is up 32.1% to a record level of $8.394 billion from $6.356 billion in 2006.   Expenses in 2007 of $5.768 billion increased 27.0% from $4.540 billion in 2006.  Return on shareholders equity in 2007 is 17.7%, up from 17.1% in 2006.

Commenting on the performance, Ronald E. Logue, State Street's chairman and chief executive officer, said, "Nearly every revenue item on our income statement increased in double digits this year, compared to 2006, resulting in 32% growth in earnings per share on an operating basis. While investment servicing and investment management fees were both strong, revenue from trading services and securities finance benefited from continuing market volatility, particularly in the fixed-income markets in the second half of 2007. The consolidation of Investors Financial continues on schedule, and the impact on our bottom line in 2007 was dilution of $.06 per share, a significant improvement from our original model of $0.14 per share dilutive. Our strategy of more actively managing the balance sheet and the growth of our non-US business contributed to an annual increase of 55% in fully taxable-equivalent net interest revenue. Net interest margin equaled 1.71% for 2007. Additionally, our non-U.S. revenue now represents approximately 41% of total revenue, up from 39% in 2006.”

Logue added, “As we explained on our call earlier this month, we expect that by establishing the fourth-quarter reserve to address the legal exposure and other costs associated with the underperformance of certain active fixed-income strategies at State Street Global Advisors, we can address customer concerns and help to put the issue behind us, particularly given the current momentum in our business.  Management fee revenue at SSgA grew 21% in 2007 compared to 2006, and SSgA continues to be a strong contributor to State Street’s results.  Total assets under management as of December 31, 2007, grew 13% from the level at the end of 2006, and specifically SSgA’s fixed income assets increased 21% in the same period.”

Logue concluded, “During 2008 we will build on the progress we made in 2007, particularly outside the U.S.  We continue to target positive operating leverage on an annual basis.  For 2008, due to the acquisition of Investors Financial on July 2, 2007, our goal for growth in revenue is 14% to 17%, up from our long-term goal of 8% to 12%.  We expect earnings per share growth of 10% to 15% and return on equity of 14% to 17%, both on an operating basis.  Our 2008 target is to achieve near the lower end of these ranges.”

In reporting its financial results for the fourth quarter of 2007, State Street has prepared information in four categories:

▪	“Baseline” results are results on an operating basis excluding the “Investors Financial” results described below and are presented on a fully taxable-equivalent basis.

▪
“Investors Financial” results are the revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and integration costs, all presented on a fully taxable-equivalent basis.  Per-share amounts reflect the effect of the acquisition on outstanding shares.

▪	“Operating-basis” results are “reported” results excluding the charge recorded in the fourth quarter of 2007 and merger and integration costs. They are presented on a fully taxable-equivalent basis.

▪	“Reported” results are in accordance with U.S. generally accepted accounting principles (GAAP).

Management believes that providing separate Investors Financial results and baseline financial information further assists investors and analysts in understanding the effect of that acquisition.

	$ in millions except per share data
	For the three months ended
	December 31, 2007

	Baseline (a)	Investors Financial (b)	Operating (c)	Reported
Fee Revenue	$1,709	$201	1,910	1,910
All other revenue	546	[40]	586	569
Total revenue	2,255	241	2,496	2,479
Total expenses	1,482	167	1,649	2,173
Income taxes	279	[28]	307	[83]
Net income	$494	$46	$540	$223
Diluted EPS	$1.39	$(.01)	$1.38	$.57

(a) represents State Street results on an “operating basis,” further adjusted to exclude the “Investors Financial” results described in the adjoining column, all presented on a fully taxable equivalent basis.
(b) represents revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and integration costs. Presented on a fully taxable-equivalent basis. Per-share amounts reflect the impact on outstanding shares from the issuance of approximately 61 million shares for the acquisition.
(c) excludes the charge recorded in the fourth quarter of 2007 and merger and integration costs, and presented on a fully taxable-equivalent basis.

FOURTH-QUARTER RESULTS VS. YEAR-AGO QUARTER

Total revenue on a fully taxable-equivalent basis is $2.496 billion in the fourth quarter of 2007 is up from $1.634 billion, or 52.8%, from the fourth quarter of 2006. Expenses on an operating basis are $1.649 billion, up 40.0% compared with $1.178 billion in the fourth quarter of 2006. As a result, on an operating basis, State Street generated about 1280 basis points of positive operating leverage.

Servicing fees are $967 million, up $269 million or 39%, from $698 million in the year-ago quarter. The increase is attributable to business from customers added from the Investors Financial acquisition, business from new and existing clients and higher average equity valuations. Total assets under custody at quarter end are $15.30 trillion, a record level, up 29%, compared with $11.85 trillion at the end of the year-ago quarter.

Daily average values for the S&P 500 Index are up 8%, for the MSCI® EAFE Indexsm are up 16%, and for the NASDAQ are up 13% during the fourth quarter of 2007 from the year-ago quarter.

Management fees, generated by State Street Global Advisors, are $297 million, up $44 million, or 17%, compared to $253 million in the year-ago quarter. The increase in management fees reflects new business from existing and new clients and an increase in average month-end equity valuations, offset partially by lower performance fees. Total assets under management at quarter end are $1.98 trillion, up 13%, compared to $1.75 trillion at the end of the year-ago quarter.

Average month-end values compared to the fourth quarter of 2006, are up 7% for the S&P 500 Index and up 13% for the NASDAQ; average month-end values for the MSCI® EAFE Indexsm are up 15%.  The total return of the Lehman US Aggregate bond index for the fourth quarter is 3.00%.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fee revenue, is up 73%, from $203 million to $352 million. The increase is driven by improved volumes and higher volatility in foreign exchange, as well as an increase in brokerage and other revenue principally due to the acquisition of Currenex in March, 2007.

Securities finance revenue is $256 million in the quarter, compared to $90 million in the year-ago quarter, an increase of 184%.  The increase primarily reflects improved spreads and increased demand for securities on loan as a result of turmoil in the fixed-income markets.

Processing and other revenue is down 38%, or $23 million to $38 million primarily due to increased costs of funding for our asset-backed commercial paper.

Fully taxable-equivalent net interest revenue is $573 million, up 75% from $328 million in last year’s fourth quarter.  The increase is due to reinvestment of assets at higher rates and lower-cost funding, the impact of the Investors Financial acquisition, and favorable spreads and increased volumes of non-US deposits.

The increase in expenses on an operating basis to $1.649 billion in the fourth quarter of 2007 from $1.178 billion in the fourth quarter of 2006 is primarily due to the inclusion of Investors Financial’s operating expenses for the second half of 2007.  Baseline expenses increased 26%.

Salaries and employee benefits expense on an operating basis increased $240 million to $934 million, attributable to additions to headcount from the Investors Financial acquisition.  Transaction processing expense increased 52% to $184 million principally due to the acquisition.  Also primarily as a result of the acquisition, information systems and communications expense increased 24% to $148 million, and occupancy expenses of $107 million in 2007 quarter compare to $94 million in the 2006 quarter.  On an operating basis, other expenses increased 84%, or $126 million, to $276 million, primarily due to acquisition costs, fees, such as for professional services and recruiting, and securities processing costs.

The effective tax rate was 27.1% in the fourth quarter of 2007 compared with 30.4% in the fourth quarter of 2006.  We expect the rate for 2008 to be 34.5%.

FOURTH-QUARTER RESULTS VS. THIRD QUARTER

On an operating basis, fourth-quarter earnings are $1.38 per share as compared to third-quarter earnings of $1.15 per share, which excluded $91 million, or $0.24 per share of after-tax merger and integration costs. On an operating basis in both periods, earnings per share would have increased 20%. Total revenue on a fully tax-equivalent basis in the 2007 fourth quarter of $2.496 billion is up 10.6%, or $239 million compared to $2.257 billion in the third quarter. On an operating basis, expenses in the fourth quarter of 2007 are $1.649 billion up 6.5%, or $101 million, from third quarter expenses of $1.548 billion.

Servicing fee revenue is up 3% due to business from new and existing customers and higher average equity valuations.  Management fees are down 1% due to lower performance fees, offset partially by new business wins and higher equity valuations. Trading services revenue is up 10% to $352 million primarily due to higher volatility and increased volumes and higher volatility in FX. Securities finance revenue improved 55% to $256 million due to improved spreads.   Processing fees and other revenue declined 38% to $38 million due to lower results from the structured products business and lower earnings from joint-venture equity investments.  Fully taxable-equivalent net interest revenue increased 19% to $573 million due to reinvestment of assets at higher rates and a higher level of lower-cost funding and the impact of the Investors Financial acquisition.

Salaries and employee benefits expense isup 2% on an operating basis due to higher headcount added to service new business.  Occupancy expense was down 2% due to lower operating costs.  On an operating basis, other expense increased 30%, or $63million, to $276 million primarily due to acquisition costs, fees, such as for professional services and recruiting, and securities processing costs.

FULL YEAR 2007 VS. 2006

Total revenue on a fully taxable-equivalent basis increased 32.1% from $6.356 billion to $8.394 billion.  Servicing fees increased 24%, from $2.723 billion to $3.388 billion.  Management fees increased 21%, from $943 million to $1.141 billion.  Trading services revenue increased 34%, from $862 million to $1.152 billion and securities finance revenue increased 76%, from $386 million to $681 million.  Processing fees and other revenue decreased 13%, to $237 million from $272 million.   Fully taxable-equivalent net interest revenue increased 55%, from $1.155 billion to $1.788 billion.

On an operating basis, expenses increased 27.0%, from $4.540 billion to $5.768 billion, excluding merger and integration costs and the impact of the charge.  Operating expenses included an increase of 28% to $3.397 billion in salaries and employee benefits expense.  Transaction processing expense increased 25% to $619 million and information systems and communications increased 9% to $546 million.  Occupancy expense increased 9% to $408 million.  Other expenses increased 54% to $798 million.

ADDITIONAL INFORMATION

All per share amounts represent diluted earnings per share based on average shares outstanding for the respective period reported. State Street expects to complete the previously announced $1 billion accelerated share repurchase by January 18, 2008.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, January 15, 2008, at 9:30 a.m. est, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2679 (confirmation code 4616472). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at 2:00 PM today. The telephone replay will be available for approximately two weeks following the conference call. This press release and additional financial information is available on State Street’s website, at www.statestreet.com/stockholder, under “Financial Reports.”

State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading services. With $15.30 trillion in assets under custody and $1.98 trillion in assets under management at December 31, 2007, State Street operates in 26 countries and more than 100 geographic markets worldwide and employs 27,110 worldwide.  For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment, exposure to claims and the adequacy of our reserve. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street's expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include:

•	State Street's ability to integrate and convert acquisitions into its business, including the acquisition of Investors Financial Services Corp.;

•
the level and volatility of interest rates, particularly in the U.S. and Europe; the performance and volatility of securities, currency and other markets in the U.S. and internationally; and economic conditions and monetary and other governmental actions designed to address those conditions;

•	the liquidity of the US and European securities markets, particularly the markets for fixed-income securities, including asset-backed commercial paper; and the liquidity requirements of our customers;

•
the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•	State Street's ability to attract non-interest bearing deposits and other low-cost funds;

•	the results of litigation and similar disputes and the effect that any such results may have on SSgA’s reputation and its ability to attract and retain customers;

•
the possibility that the ultimate costs of the legal exposure associated with SSgA’s actively managed fixed-income strategies may exceed or be below the level of the reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved;

•	the possibility of further developments of the nature giving rise to the legal exposure associated with SSgA’s actively managed fixed-income and other investment strategies;

•	the performance and demand for the investment products we offer;

•	the competitive environment in which State Street operates;

•	the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings, including litigation;

•	State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;

•	State Street's ability to control systemic and operating risks;

•	trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;

•	trends in governmental and corporate pension plans and savings rates;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street's consolidated financial statements; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2006 Annual Report on Form 10-K and its subsequent SEC filings. State Street encourages investors to read its 10-K, particularly the section on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 15, 2008, and State Street will not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Financial Highlights
December 31, 2007

	Quarters Ended			% Change
				Q4 2007	Q4 2007
(Dollars in millions, except per share amounts	December 31,	September 30,	December 31,	vs.	vs.
or where otherwise noted)	2007(1)	2007(1)	2006	Q3 2007	Q4 2006

Total Revenue	$2,479	$2,240	$1,622	11%	53%
Total Expenses (2) (3)	2,173	1,689	1,178	29	84
Net Income	223	358	309	(38)	(28)

Diluted Earnings Per Share (4)	$.57	$.91	$.91	(37)	(37)

Cash Dividends Declared Per Share	$.23	$.22	$.21
Closing Price Per Share of Common Stock (at quarter end)	81.20	68.16	67.44

Return on Equity	7.7%	12.6%	16.9%

At Quarter End:
Assets Under Custody (AUC) (in trillions)	$15.30	$15.15	$11.85
Assets Under Management (AUM) (in trillions)	1.98	2.00	1.75

	Years Ended		% Change
			2007
	December 31,	December 31,	vs.
(Dollars in millions, except per share amounts)	2007 (5)	2006	2006

Total Revenue	$8,336	$6,311	32%
Total Expenses (2) (3)	6,433	4,540	42
Income Tax Expense	642	675	(5)
Income from Continuing Operations	1,261	1,096	15
Income from Discontinued Operations	-	10
Net Income	1,261	1,106

Diluted Earnings Per Share:
From Continuing Operations	$3.45	$3.26	6
From Discontinued Operations	-	.03
Net Income	3.45	3.29

Cash Dividends Declared Per Share	.88	.80	10

Return on Equity from Continuing Operations	13.4	16.2%
Return on Equity	13.4	16.4

(1) Quarters ended December 31 and September 30, 2007 include financial results of Investors Financial, which State Street acquired on July 2, 2007.
(2) Total expenses for the quarters ended December 31 and September 30, 2007 include merger and integration costs of $57 million and $141 million, respectively, or $38 million and $91 million after-tax, respectively, recorded in connection with the acquisition of Investors Financial.
Total expenses for the year ended December 31, 2007 included merger and integration costs of $198 million, or $129 million after-tax.
(3)Total expenses for the quarter and year ended December 31, 2007 include a net charge of $467 million, or $279 million after-tax, associated with certain active fixed-income strategies at State Street Global Advisors.
(4)Diluted earnings per share for the quarters ended December 31 and September 30, 2007 reflect the issuance of 60.8 million shares on July 2, 2007 in connection with the completion of the acquisition of Investors Financial.
(5)Financial results for the year ended December 31, 2007 include results of Investors Financial for the quarters ended September 30 and
December 31, 2007.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters and Years Ended December 31, 2007 and December 31, 2006

	Quarters Ended			Years Ended
	December 31,	December 31,		December 31,	December 31,
(Dollars in millions, except per share amounts)	2007(1)	2006	% Change	2007 (2)	2006	% Change

Fee Revenue:
Servicing fees	$967	$698	39%	$3,388	$2,723	24
Management fees	297	253	17	1,141	943	21
Trading services	352	203	73	1,152	862	34
Securities finance	256	90	184	681	386	76
Processing fees and other	38	61	(38)	237	272	(13)
Total fee revenue	1,910	1,305	46	6,599	5,186	27

Net Interest Revenue:
Interest revenue	1,454	1,226	19	5,212	4,324	21
Interest expense	898	910	(1)	3,482	3,214	8
Net interest revenue (3)	556	316	76	1,730	1,110	56
Provision for loan losses	-	-		-	-
Net interest revenue after provision for loan losses	556	316	76	1,730	1,110	56

Gains on sales of available-for-sale investment securities, net	13	1		7	15
Total revenue	2,479	1,622	52.8	8,336	6,311	32.1

Operating Expenses:
Salaries and employee benefits	793	694	14	3,256	2,652	23
Information systems and communications	148	119	24	546	501	9
Transaction processing services	184	121	52	619	496	25
Occupancy	107	94	14	408	373	9
Special charge	600	-	-	600	-	-
Merger and integration costs	57	-	-	198	-	-
Other	284	150	89	806	518	56
Total operating expenses	2,173	1,178	84.5	6,433	4,540	41.7
Income from continuing operations before income tax expense	306	444	(31)	1,903	1,771	7
Income tax expense from continuing operations	83	135		642	675
Income from continuing operations	223	309	(28)	1,261	1,096	15

Income from discontinued operations before income tax expense	-	-		-	16
Income tax expense from discontinued operations	-	-		-	6
Income from discontinued operations	-	-		-	10
Net income	$223	$309		$1,261	$1,106

Earnings Per Share From Continuing Operations:
Basic	$.58	$.93	(38)	$3.50	$3.31	6
Diluted	.57	.91	(37)	3.45	3.26	6

Earnings Per Share From Discontinued Operations:
Basic	$-	$-		$-	$.03
Diluted	-	-		-	.03

Earnings Per Share:
Basic	$.58	$.93		$3.50	$3.34
Diluted	.57	.91		3.45	3.29

Average Shares Outstanding (in thousands):
Basic	385,200	331,421		360,675	331,350
Diluted	392,200	337,429		365,488	335,732

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Quarter ended December 31, 2007 includes financial results of Investors Financial, which State Street acquired on July 2, 2007.
(2) Year ended December 31, 2007 includes results of Investors Financial for the quarters ended September 30 and December 31, 2007.
(3)Net interest revenue on a fully taxable-equivalent basis was $573 million and $328 million for the quarters ended December 31, 2007 and 2006, respectively, and $1.788 billion and $1.155 billion for the years ended December 31, 2007 and 2006, respectively. These amounts include taxable-equivalent adjustments of $17 million and $12 million for the quarters ended December 31, 2007 and 2006, respectively, and $58 million and $45 million for the year ended
December 31, 2007 and 2006.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters Ended December 31, 2007 and September 30, 2007

	Quarters Ended (1)
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2007	2007	% Change

Fee Revenue:
Servicing fees	$967	$937	3%
Management fees	297	299	(1)
Trading services	352	320	10
Securities finance	256	165	55
Processing fees and other	38	61	(38)
Total fee revenue	1,910	1,782	7

Net Interest Revenue:
Interest revenue	1,454	1,383	5
Interest expense	898	919	(2)
Net interest revenue (2)	556	464	20
Provision for loan losses	-	-
Net interest revenue after provision for loan losses	556	464	20

Gains (Losses) on sales of available-for-sale investment securities, net	13	(6)
Total revenue	2,479	2,240	10.7

Operating Expenses:
Salaries and employee benefits	793	916	(13)
Information systems and communications	148	145	2
Transaction processing services	184	165	12
Occupancy	107	109	(2)
Special charge	600	-	-
Merger and integration costs	57	141	(60)
Other	284	213	33
Total operating expenses	2,173	1,689	28.7
Income before income tax expense	306	551	(44)
Income tax expense	83	193
Net income	$223	$358	(38)

Earnings Per Share:
Basic	$.58	$.92	(37)
Diluted	.57	.91	(37)

Average Shares Outstanding (in thousands):
Basic	385,200	386,843
Diluted	392,200	392,150

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Quarters ended December 31 and September 30, 2007 include financial results of Investors Financial, which State Street acquired on July 2, 2007.
(2) Net interest revenue on a fully taxable-equivalent basis was $573 million and $481 million for the quarters ended
December 31 and September 30, 2007, respectively. These amounts include taxable-equivalent adjustments of $17 million.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Years Ended December 31, 2007 and December 31, 2006

	Quarters Ended (1)			Years Ended(1)
	December 31,	December 31,		December 31,	December 31,
(Dollars in millions, except per share amounts)	2007	2006	% Change	2007	2006	% Change

Fee Revenue:
Servicing fees	$967	$698	39%	$3,388	$2,723	24%
Management fees	297	253	17	1,141	943	21
Trading services	352	203	73	1,152	862	34
Securities finance	256	90	184	681	386	76
Processing fees and other	38	61	(38)	237	272	(13)
Total fee revenue	1,910	1,305	46	6,599	5,186	27

Net Interest Revenue:
Interest revenue, operating basis	1,471	1,238	19	5,270	4,369	21
Interest expense	898	910	(1)	3,482	3,214	8
Net interest revenue, operating basis	573	328	75	1,788	1,155	55
Provision for loan losses	-	-		-	-
Net interest revenue after provision for loan losses, operating basis	573	328	75	1,788	1,155	55

Gains on sales of available-for-sale investment securities, net	13	1		7	15
Total revenue, operating basis	2,496	1,634	52.8	8,394	6,356	32.1

Operating Expenses:
Salaries and employee benefits, operating basis	934	694	35	3,397	2,652	28
Information systems and communications	148	119	24	546	501	9
Transaction processing services	184	121	52	619	496	25
Occupancy	107	94	14	408	373	9
Other, operating basis	276	150	84	798	518	54
Total operating expenses, operating basis	1,649	1,178	40.0	5,768	4,540	27.0
Income from continuing operations before income tax expense, operating basis	847	456	86	2,626	1,816	45
Income taxes from continuing operations, operating basis	290	153		899	610
Taxable-equivalent adjustment	17	12		58	45
Net income from continuing operations, operating basis	$540	$291	86	$1,669	$1,161	44

Diluted earnings per share from continuing operations, operating basis	$1.38	$.86	60	$4.57	$3.46	32

Average diluted shares outstanding (in thousands)	392,200	337,429		365,488	335,732

Return on equity from continuing operations, operating basis	18.7%	15.9%		17.7%	17.1%

(1)Refer to the accompanying reconciliation of reported results to operating-basis results.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended December 31, 2007 and September 30, 2007

	Quarters Ended
	December 31,	September 30,
(Dollars in millions, except per share amounts)	2007 (1)	2007	% Change

Fee Revenue:
Servicing fees	$967	$937	3%
Management fees	297	299	(1)
Trading services	352	320	10
Securities finance	256	165	55
Processing fees and other	38	61	(38)
Total fee revenue	1,910	1,782	7

Net Interest Revenue:
Interest revenue, operating basis	1,471	1,400	5
Interest expense	898	919	(2)
Net interest revenue, operating basis	573	481	19
Provision for loan losses	-	-
Net interest revenue after provision for loan losses, operating basis	573	481	19

Gains (Losses) on sales of available-for-sale investment securities, net	13	(6)
Total revenue, operating basis	2,496	2,257	10.6

Operating Expenses:
Salaries and employee benefits, operating basis	934	916	2
Information systems and communications	148	145	2
Transaction processing services	184	165	12
Occupancy	107	109	(2)
Other, operating basis	276	213	30
Total operating expenses, operating basis	1,649	1,548	6.5
Income from continuing operations before income tax expense, operating basis	847	709	19
Income taxes from continuing operations	290	243
Taxable-equivalent adjustment	17	17
Net income from continuing operations, operating basis	$540	$449	20

Diluted earnings per share from continuing operations, operating basis	$1.38	$1.15	20

Average diluted shares outstanding (in thousands)	392,200	392,150

Return on equity from continuing operations, operating basis	18.7%	15.8%

(1)Refer to the accompanying reconciliation of reported results to operating-basis results.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Year Ended December 31, 2007

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2007				Year Ended December 31, 2007

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$967			$967	$3,388			$3,388
Management fees	297			297	1,141			1,141
Trading services	352			352	1,152			1,152
Securities finance	256			256	681			681
Processing fees and other	38			38	237			237
Total fee revenue	1,910			1,910	6,599			6,599

Net Interest Revenue:
Interest revenue	1,454	$17	(1)	1,471	5,212	$58	(1)	5,270
Interest expense	898	-		898	3,482	-		3,482
Net interest revenue	556	17		573	1,730	58		1,788
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	556	17		573	1,730	58		1,788

Gains on sales of available-for-sale investment securities, net	13	-		13	7	-		7
Total revenue	2,479	17		2,496	8,336	58		8,394

Operating Expenses:
Salaries and employee benefits	793	141	(2)	934	3,256	141	(2)	3,397
Information systems and communications	148	-		148	546	-		546
Transaction processing services	184	-		184	619	-		619
Occupancy	107	-		107	408	-		408
Special charge	600	(600)	(2)	-	600	(600)	(2)	-
Merger and integration costs	57	(57)	(3)	-	198	(198)	(3)	-
Other	284	(8)	(2)	276	806	(8)	(2)	798
Total operating expenses	2,173	(524)		1,649	6,433	(665)		5,768
Income from continuing operations before income taxes	306	541		847	1,903	723		2,626
Income taxes from continuing operations	83	207		290	642	257		899
Taxable-equivalent adjustment	-	17	(1)	17	-	58	(1)	58
Net income from continuing operations	$223	$317		$540	$1,261	$408		$1,669

Diluted earnings per share from continuing operations	$.57	$.81		$1.38	$3.45	$1.12		$4.57

Average diluted shares outstanding (in thousands)	392,200	392,200		392,200	365,488	365,488		365,488

Return on equity from continuing operations	7.7%	11.0%		18.7%	13.4%	4.3%		17.7%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.
(1) Represents taxable-equivalent adjustment, which is not included in reported results.
(2)Represents a net charge associated with certain active fixed-income strategies at State Street Global Advisors.
(3)Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Year Ended December 31, 2006

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2006				Year Ended December 31, 2006

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$698			$698	$2,723			$2,723
Management fees	253			253	943			943
Trading services	203			203	862			862
Securities finance	90			90	386			386
Processing fees and other	61			61	272			272
Total fee revenue	1,305			1,305	5,186			5,186

Net Interest Revenue:
Interest revenue	1,226	$12	(1)	1,238	4,324	$45	(1)	4,369
Interest expense	910	-		910	3,214	-		3,214
Net interest revenue	316	12		328	1,110	45		1,155
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	316	12		328	1,110	45		1,155

Gains on sales of available-for-sale investment securities, net	1	-		1	15	-		15
Total revenue	1,622	12		1,634	6,311	45		6,356

Operating Expenses:
Salaries and employee benefits	694	-		694	2,652	-		2,652
Information systems and communications	119	-		119	501	-		501
Transaction processing services	121	-		121	496	-		496
Occupancy	94	-		94	373	-		373
Other	150	-		150	518	-		518
Total operating expenses	1,178	-		1,178	4,540	-		4,540
Income from continuing operations before income taxes	444	12		456	1,771	45		1,816
Income taxes from continuing operations	135	18	(2)	153	675	(65)	(2)	610
Taxable-equivalent adjustment	-	12	(1)	12	-	45	(1)	45
Net income from continuing operations	$309	$(18)		$291	$1,096	$65		$1,161

Diluted earnings per share from continuing operations	$.91	$(.05)		$.86	$3.26	$.20		$3.46

Average diluted shares outstanding (in thousands)	337,429	337,429		337,429	335,732	335,732		335,732

Return on equity from continuing operations	16.9%	(1.0)%		15.9%	16.2%	.9%		17.1

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.
(1)Represents taxable-equivalent adjustment, which is not included in reported results.
(2)Represents tax-related adjustments primarily related to the impact of TIPRA and issues associated with leveraged lease transactions.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended September 30, 2007

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2007

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$937			$937
Management fees	299			299
Trading services	320			320
Securities finance	165			165
Processing fees and other	61			61
Total fee revenue	1,782			1,782

Net Interest Revenue:
Interest revenue	1,383	$17	(1)	1,400
Interest expense	919	-		919
Net interest revenue	464	17		481
Provision for loan losses	-	-		-
Net interest revenue after provision for loan losses	464	17		481

Gains on sales of available-for-sale investment securities, net	(6)	-		(6)
Total revenue	2,240	17		2,257

Operating Expenses:
Salaries and employee benefits	916	-		916
Information systems and communications	145	-		145
Transaction processing services	165	-		165
Occupancy	109	-		109
Merger and integration costs	141	(141)	(2)	-
Other	213	-		213
Total operating expenses	1,689	(141)		1,548
Income from continuing operations before income taxes	551	158		709
Income taxes from continuing operations	193	50		243
Taxable-equivalent adjustment	-	17	(1)	17
Net income from continuing operations	$358	$91		$449

Diluted earnings per share from continuing operations	$.91	$.24		$1.15

Average diluted shares outstanding (in thousands)	392,150	392,150		392,150

Return on equity from continuing operations	12.6%	3.2%		15.8%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.
(1) Represents taxable-equivalent adjustment, which is not included in reported results.
(2)Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	December 31,	September 30,	December 31,
(Dollars in millions, except per share amounts)	2007	2007	2006

Assets
Cash and due from banks	$4,733	$4,610	$2,368
Interest-bearing deposits with banks	5,579	6,559	5,236
Securities purchased under resale agreements	19,133	16,151	14,678
Federal funds sold	4,540	2,575	0
Trading account assets	589	1,305	785
Investment securities available for sale	70,326	72,789	60,445
Investment securities held to maturity	4,233	4,294	4,547
Loans and leases (net of allowance of $18)	15,784	11,292	8,928
Premises and equipment	1,894	1,824	1,560
Accrued income receivable	2,096	1,883	1,617
Goodwill	4,567	4,601	1,384
Other intangible assets	1,990	1,994	434
Other assets	7,079	10,011	5,371
Total assets	$142,543	$139,888	$107,353

Liabilities
Deposits:
Noninterest-bearing	$15,039	$13,779	$10,194
Interest-bearing -- U.S.	14,790	15,838	1,272
Interest-bearing -- Non-U.S.	65,960	63,384	54,180
Total deposits	95,789	93,001	65,646

Securities sold under repurchase agreements	14,646	14,008	19,147
Federal funds purchased	425	320	2,147
Other short-term borrowings	5,557	4,802	2,835
Accrued taxes and other expenses	4,392	3,953	3,143
Other liabilities	6,799	8,938	4,567
Long-term debt	3,636	3,616	2,616
Total liabilities	131,244	128,638	100,101

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 750,000,000 shares;
issued 398,366,000, 398,370,000 and 337,126,000 shares	398	398	337
Surplus	4,630	4,616	399
Retained earnings	7,745	7,610	7,030
Accumulated other comprehensive loss	(575)	(369)	(224)
Treasury stock (at cost 12,082,000, 13,576,000 and 4,688,000 shares)	(899)	(1,005)	(290)
Total shareholders' equity	11,299	11,250	7,252
Total liabilities and shareholders' equity	$142,543	$139,888	$107,353